EXHIBIT 23a

                   Consent of Independent Certified Public Accountants

CardioTech International, Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8, dated June 12, 1996, and the Form S-3 dated February 12, 1999 of our report dated July 11, 2000, relating to the consolidated financial statements of CardioTech International, Inc. appearing in the Company's annual report on Form 10-KSB for the year ended March 31, 2000.

                                                            BDO Seidman, LLP

Boston, Massachusetts
July 11, 2000